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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of TransPro, Inc. on Form S-8 (File No. 33-80871) of our reports dated February 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of TransPro, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which reports are incorporated by reference and included respectively in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.
Hartford, Connecticut
March 26, 1997